Exhibit 10.6

CONVEYANCE AGREEMENT

(Common Units of Tallgrass Energy Partners, LP)

This CONVEYANCE AGREEMENT (this “Agreement”), dated as of             , 2015, is entered into by and between Tallgrass Operations, LLC, a Delaware limited liability company (“Seller”), and Tallgrass Equity, LLC, a Delaware limited liability company (“Purchaser”). Seller and the Purchaser may be referred to individually as a “Party” or collectively as the “Parties.” Capitalized terms used herein and not otherwise defined have the meaning given in the Amended and Restated Agreement of Limited Partnership of Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Partnership”), dated as of May 17, 2013 (as may hereafter be amended, supplemented or modified, the “Partnership Agreement”).

RECITALS

A. Seller owns 26,355,480 of the issued and outstanding Common Units of the Partnership and desires to sell to Purchaser those certain              Common Units acquired by Purchaser on                      (the “Subject Interest”) in exchange for $         (the “Consideration”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Conveyance of the Subject Interest. Seller hereby sells, grants, bargains, conveys, assigns, transfers, sets over and delivers to Purchaser the Subject Interest, free and clear of all liens, claims and other encumbrances (except for those that may be set forth in the Partnership Agreement), in exchange for Purchaser’s payment of the Consideration, and Purchaser hereby accepts the Subject Interest.

2. Limited Partner. In connection with its acceptance the Subject Interest, Purchaser desires and agrees to become a limited partner in the Partnership and agrees to be bound by the terms and conditions of the Partnership Agreement as a limited partner and assumes all rights and obligations associated therewith.

3. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns.

4. Governing Law. This Agreement and the transactions contemplated hereby will be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

5. Further Assurances. The Parties agree to execute all instruments and to take all actions that are reasonably necessary to effect the transactions contemplated hereby.

6. Counterparts. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SELLER:

TALLGRASS OPERATIONS, LLC

By:
David G. Dehaemers, Jr.
President and Chief Executive Officer

PURCHASER:

TALLGRASS EQUITY, LLC

By:
David G. Dehaemers, Jr.
President and Chief Executive Officer

Signature Page to Conveyance Agreement

(Common Units of Tallgrass Energy Partners, LP)